Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in these post-effective amendments to the Registration Statements on Form S-8 (Nos. 333-157445, 333-175981, and 333-212840) of Encompass Health Corporation of our report dated February 28, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Encompass Health Corporation’s Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ PricewaterhouseCoopers LLP
Birmingham, Alabama
July 29, 2025